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Exhibit 10.1







                AMENDED AND RESTATED

     MANAGEMENT INCENTIVE COMPENSATION PLAN OF

     ONE VALLEY BANCORP OF WEST VIRGINIA, INC.




























                                               January 1, 1992

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 I.  PURPOSE

The purpose of this Plan is to further the interests of One Valley Bancorp (OVB) of West Virginia, Inc., its participating subsidiaries and its shareholders by providing selected key officers of the Corporation and its subsidiaries, who are able to contribute materially to the success and profitability of OVB, with an opportunity to earn incentive compensation awards. Such awards are designed to recognize and reward outstanding performance and individual contributions and give key officers an interest in OVB parallel to that of the shareholders, thus enhancing the proprietary and personal interest of the Plan Participants in OVB's continued success and progress. This Plan is also expected to enhance the likelihood of OVB and its subsidiaries to attract and retain key employees.

II.  DEFINITIONS

     a) Affiliate Bank - A banking subsidiary of One Valley Bancorp, other than One Valley Bank, National Association.

     b) Committee - Compensation Committee of the Board of Directors of One Valley Bancorp.

     c) Plan Earnings Per Share (EPS) - Plan Net Income divided by the average number of shares of common stock of the Corporation outstanding during the Plan Year.

     d)     Effective Date - The date of inception of the Plan, January 1,
1983.

     e) One Valley Bancorp - One Valley Bancorp of West Virginia, Inc.; also referred to as the Corporation, and as OVB.

     f) Participant - An employee of the Corporation or of a Participating Employer who has been selected by the Committee to participate in the Plan.

     g) Participant Award Opportunity (PAO) - The percentage of Plan Compensation that a Participant is approved to receive under the Plan. The amount increases as relative position level within the Corporation increases. The amounts are set by the Committee, but absent Committee direction to the contrary, they are as follows:

                                           PARTICIPANT
               POSITION                    AWARD OPPORTUNITY
               CEO, OVB                         35%
               CEO, One Valley Bank, N.A.       30%
               OVB Executive Management         27.5%
               All Other Affiliate Bank CEOs    25%
               Senior Officers                  20%
               Other Management                 10 - 15%

     h) Participating Employer - A participating subsidiary of the Corporation.

     i) Plan - The Management Incentive Compensation Plan of One Valley Bancorp of West Virginia, Inc.; also referred to as MICP.

     j) Plan Compensation - The total base salary paid to a Participant by the Corporation or by a Participating Employer for a Plan Year.
Compensation of a Participant who is at any time simultaneously in the employ of more than one Participating Employer shall be the sum of such compensation received by the Participant from all such Participating Employers. Compensation shall include amounts deferred pursuant to Code Section 125.

     k)     Plan Net Income (PNI) - Net income as reported in the consolidated
financial    statements of the Corporation for the Plan Year,
adjusted for any non-recurring charges or credits, net of tax, with the intent being to include income actually derived from the ongoing operations of the Corporation and its subsidiaries.

     l)     Plan Year - A calendar year beginning January 1 and ending December
31.


III.  SELECTION OF PLAN PARTICIPANTS

     The selection of Plan Participants will be made on an annual basis by the Committee. The selection of the Participants by the Committee shall be made on the recommendation of the CEO of the Corporation or on the recommendation of such other senior officer(s) of the Corporation as the CEO may designate, but the Committee shall have sole authority to act with respect to the selection award opportunity and participation in the Plan.


IV.  SUMMARY OF PLAN DESIGN

     The Plan contains two major components: a Corporate Component and a Unit/Individual Component...for each Participant.

     a) The Corporate Component is that portion of a participant's award attributable to the earnings performance of One Valley Bancorp for the Plan Year as measured by EPS. Corporate EPS Threshold, Target and Maximum levels of the Corporate Component are established by senior Corporation management and approved by the Compensation
Committee.

     b) The Unit/Individual Component is that portion of a Participant's award attributable to the Participant's measured performance in meeting unit and individual goals established for the Plan Year.
Unit/Individual goals are established by each Participant's immediate supervisor and approved by OVB executive management.

V. DETAILS OF PLAN DESIGN

     The Plan is comprised of the following:

     A)     Corporate Component

          A corporate earnings per share (EPS) Target is established annually, which is typically the EPS budget for the Corporation for the Plan Year and which is considered to have a 50/50 probability of achievement. An EPS Threshold below the EPS Target is established which is deemed to have an 80% probability of achievement and below which no award is paid under the Plan for the Plan Year; except as may be permitted under Section VII., Item G.
An EPS Maximum is also established which is deemed to have a 20% or less probability of achievement.

     B)     Unit/Individual Component

          There are expected to be three (3) to five (5) such goals, each of which will have a designated weighting (to total 100%) of the total Unit/Individual Component, and each goal shall have three levels of achievement designated with applicable payout percentages.

          Goals for each affiliate entity, the holding company unit and each non-banking subsidiary are established annually by the Corporate
CEO, which are incorporated into the MICP goals of each Participant, as applicable.

          Performance goals for this Component are established at 100% for Target, at 70% for the Minimum acceptable level of performance, and at 110% for a defined Maximum level of performance (at 130% Maximum for designated positions - see Tables 1 and 2 which follow in Item
E.2). The Target level of achievement is typically not less than budget. It is expected that all Participants fully or principally employed by a Participating Employer of One Valley Bancorp will have one or more of their Unit/Individual goals pertinent to the performance of the subject subsidiary unit. For example, Plan
Participants employed by an affiliate bank will have one or more goals which pertain at least to the overall performance of the affiliate bank. Plan Participants employed by One Valley Bank,
N.A. will have a goal applicable to the overall performance of the Bank, and unit goals which relate to the department/division, etc.
in which they work.

     C)     Participant Award Opportunity

          Each Participant has a Participant Award Opportunity (PAO), which is a designated percentage of their Plan Compensation. The PAO serves as the basis for calculation of the cash award payout and is approved by the Compensation Committee for each Participant.


     D)     Component Opportunity Weights

          Each Plan Participant has a percentage of his total award opportunity allocated to Corporate results (the Corporate
Component) and the balance (to 100%) allocated to Unit/Individual performance (the Unit/Individual Component).

          1) Corporate Component Weight

          While the Committee has full discretion to establish such percentages, the following Corporate Component weightings will apply absent Committee designation to the contrary:

                                              CORPORATE
               POSITION                  COMPONENT WEIGHTING
               CEO, OVB                          100%
               CEO, One Valley Bank, N.A.         60%
               Executive Management of OVB        40 - 50%
               All Other Affiliate Bank CEOs      50%
               All Other Plan Participants        30 - 50%


          2) Unit/Individual Component Weight

          The Unit/Individual Component weighting is the difference between the Corporate Component weighting and 100%, as

                                            UNIT/INDIVIDUAL
               POSITION                   COMPONENT WEIGHTING
               CEO, OVB                             0%
               CEO, One Valley Bank, N.A.          40%
               Executive Management of OVB         50 - 60%
               All Other Affiliate Bank CEOs       50%
               All Other Plan Participants         50 - 70%


     E)     Component Payout Ranges

     1) Corporate Component Payout Range

     The Corporate Component Payout will be based on the EPS corporate results relative to the EPS Target. Achievement of the EPS Target level pays at 100% for the Corporate Component award, and as actual EPS for the Plan
Year varies above or below the Target, the award will vary similarly from the EPS Threshold, eligible for a 70% payout, to the EPS Maximum, eligible for a 130% payout.

     If EPS Corporate results are less than the Plan Threshold, there is no payout for the Corporate Component; and if less than the prior year's achieved EPS, there is no payout from the Plan to any Participant. If
EPS Corporate results exceed the EPS Maximum, payout for the Corporate Component will not exceed 130%.

     2) Unit/Individual Component Payout Range

     The Unit/Individual Component payout is subject to the refined measure of rating performance against established goals for each Participant, in the categories of Good, Superior, and Outstanding.

     The % Range of Awards available to each Participant varies from 70% to 110% for Participants in positions deemed to have an indirect impact on earnings and performance, and from 70% to 130% for Participants in positions deemed to have a direct impact on Corporate and/or Unit results. The Committee has full discretion to determine the applied
Range of Awards for any position/Participant, however the determination is normally consistent with the direct/indirect impact relationship of the position on earnings and performance. Table 1 and Table 2 set forth the performance levels and Range of Awards in each instance.

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          Table 1...Direct Impact:

          RATING                                       % RANGE OF AWARDS

          Outstanding     Performance consistently,         110% - 130%
                          decisively, and repeatedly
                          exceeds job requirements.

          Superior        Performance continually meets      90% - 110%
                          all job requirements and a
                          pattern of exceeding job
                          requirements exists.

          Good            Performance reliably meets job     70% - 90%
                          requirements and occasionally
                          exceeds expected level.

          Less Than Good                                     No Payout





          Table 2...Indirect Impact:

          RATING                                        % RANGE OF AWARDS

          Outstanding     Performance consistently,         100% - 110%
                          decisively, and repeatedly
                          exceeds job requirements.

          Superior        Performance continually meets      85% - 100%
                          all job requirements and a
                          pattern of exceeding job
                          requirements exists.

          Good            Performance reliably meets job     70% - 85%
                          requirements and occasionally
                          exceeds expected level.

          Less Than Good                                      No Payout


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VI.  CALCULATION OF AWARDS

     1. Determine the Plan EPS for the Corporation for the Plan Year and ensure that it meets or exceeds the Corporate Performance
Threshold. Calculate the EPS percentage (between 70% and 130%) to apply to each Participant's weighted Corporate Component portion of his Participant Award Opportunity based on EPS results relative to Threshold, Target and Maximum levels.

     2. Evaluate each Participant and determine that the Participant's overall Unit/Individual Rating is at the Good level or better.
Establish a percentage within the applicable Range of Awards for the Participant relative to his overall performance level.

     3. Ascertain each Participant's Plan Compensation, PAO, Corporate Component weighting, and Unit/Individual weighting.

     4.     Determine each Participant's Corporate Component Payout:

          a) Multiply each Participant's Plan Compensation by his PAO;

          b) Multiply the product of Step 4a) by the Participant's Corporate Component weighting percentage;

          c) Multiply the product of Step 4b) by the Corporate EPS percentage factor (determined in Step 1);

          d) The resultant of Steps a), b) and c) for each Participant reflects each Participant's Corporate Component award. The sum of this resultant for all Participants is the total Corporate
Component payout for all Participants for a Plan Year.

     5.     Determine each Participant's Unit/Individual Component payout:

          a) Multiply each Participant's Plan Compensation by his PAO;

          b) Multiply the product of Step 5a) by each Participant's Unit/Individual Component weighting percentage;

          c) Multiply the product of Step 5b) by each Participant's overall Unit/Individual performance rating percentage;

          d) The resultant of Steps a), b) and c) for each Participant reflects each Participant's Unit/Individual award; and as a total for all Participants, the total Unit/Individual Component payouts for all Participants for a Plan Year.

     6. The sum of Steps 4 and 5 for each Participant reflects each Participant's total MICP award, and as a total for all Participants, the total MICP payouts for a Plan Year.


VII. ELIGIBILITY AND PAYOUT

     A. Awards will be paid only to Participants who are actively employed on December 31 of the Plan Year, except for those Participants who terminate due to retirement in good standing, death or disability, for whom an award may be made at the discretion of the Committee.

     B. All awards will generally be made within the first calendar quarter following the completion of the Plan Year as soon as all ratings and calculations can be made.

     C.     Awards are to be in cash; however, Participants may elect to defer
award    compensation with the approval of the Committee.  Such
deferrals shall be in accordance with the provisions of the Deferred Compensation Plan of the Corporation.

     D. A change in a Participant's position responsibilities during the Plan Year may change his eligibility for awards subject to a review and determination by the Committee.

     E. No award is to be considered a mandatory obligation of the Corporation or of a Participating Employer and all awards are payable only at the full discretion of the Committee.

     F. No award will be paid to any Participant whose overall Unit/Individual performance rating is below the "Good" level.

     G. In making the EPS calculations for award payout, the Committee has the discretion to consider nonrecurring financial transactions which might have occurred during the Plan Year. In calculating
Earnings Per Share for purposes of MICP awards in any Plan Year, no MICP payments will be made if such payments would reduce net income per share below the Threshold EPS level.

     H. The Plan provides for Committee discretion to reward outstanding performance of a Participant even if the EPS Threshold is not achieved, however, in no event shall any award be made under this Plan if the prior year's corporate EPS is not achieved.



VIII. CHANGES TO THE PLAN

     The Board of Directors or the Compensation Committee of OVB may at any time alter, amend, revise, suspend or discontinue the Plan in their absolute and sole discretion, but any changes, suspensions or terminations shall not affect awards made prior thereto.


IX.   RIGHT TO CONTINUE EMPLOYMENT AND INTEREST IN AWARDS

     Neither the existence of this Plan nor any award granted pursuant to it shall create any right to continued employment of any Participant by the Corporation or any Participating Employer. No person, under any circumstances, shall have any vested or contingent interest in any particular property or asset of One Valley Bancorp or by any Participating Employer that may be held either by One Valley Bancorp or by any Participating Employer, by virtue of any award or any installment thereof.